wShares Enhanced Gold ETF 10-K

Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Report”) of wShares Enhanced Gold ETF (the “Registrant”) as filed with the U.S. Securities and Exchange Commission on the date hereof, I, William Cai, the Principal Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ William Cai*

William Cai **

Partner

(serving in the capacity of principle financial and accounting officer and director)

Date: April 13, 2022

* The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.

** The registrant is a trust and the person is signing in his capacity as an officer of Wilshire Phoenix Funds, LLC, the Sponsor of the Registrant.